CREDIT AGREEMENT


         THIS AGREEMENT is entered into as of the 25th day of September, 1996, by and between THE CHALONE WINE GROUP, LTD. (formerly known as CHALONE INCORPORATED), a California corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

                                     RECITAL

         Bank has provided certain credit accommodations to Borrower pursuant to the terms and conditions contained in a credit agreement dated July 31, 1995, as amended from time to time (the "Prior Agreement").

         Borrower and Bank have agreed to amend and restate the Prior Agreement pursuant to the terms and conditions that follow.

         NOW, THEREFORE, Bank and Borrower hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         As used in this Agreement, the following terms shall have the meanings set forth after each, with such meanings to be equally applicable to the singular and plural forms of the terms defined:

         "Bankruptcy Code" means the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time.

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         "Business Day" means any day except a Saturday, Sunday or any other day designated as a holiday under federal or California statute or regulation.

         "Credits" means the Line of Credit and the Term Loan.

         "Current Ratio" means total current assets, divided by total current liabilities excluding the final balloon installment of the Term Loan to the extent that such installment exceed the required monthly principal payment(s) in the month prior to the maturity(ies) times 12 and are due within one (1) year following the date as of which the Current Ratio is being determined.

         "EBITDA Coverage Ratio" means the aggregate of net income after taxes plus minority interests, depreciation, amortization and other non-cash expenses plus interest expense plus tax provision divided by the aggregate of the current portion of long-term debt plus interest expense. For the purpose of determining the current portion of long term debt for the Term Loan to the extent that such loans become due within one (1) year following the date as of which EBITDA Coverage Ratio is being determined, the current portion to be used for this covenant calculation shall be equal to the required monthly principal payment in the month prior to the maturity times 12.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended or recodified from time to time.

         "Events of Default" has the meaning set forth in Section 7.1 hereof.

         "Letter  of  Credit"  shall  have the  meaning  ascribed  to in Section
2.7(c).

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         "Letter of Credit  Agreement"  means  Bank's  standard  form  Letter of
Credit Agreement.

         "Line of Credit" means a revolving credit accommodation in the maximum principal amount of $10,000,000.00 as more fully described in Section 2.7.

         "Line of Credit Note" means the promissory note which evidences the Line of Credit, in the form and content of Exhibit A, attached hereto.

         "Loan Documents" means this Agreement, the Notes and each other document, contract and instrument required by or at any time delivered to Bank in connection with this Agreement.

         "Notes" means the Line of Credit Note, and the Term Note.

         "Prime Rate" means at any time the rate of interest most recently announced within the Bank at its principal office in San Francisco as its Prime Rate, with the understanding that the Bank's Prime Rate is one of its base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof in such internal publication or publications as the Bank may designate.

         "Subordinated Debt" means indebtedness owed by Borrower or a third party, which indebtedness has been subordinated to Borrower's obligations to Bank pursuant to agreement in form and content acceptable to Bank.
         "Tangible Net Worth" means the aggregate of total stockholders' equity (including minority interests) less the aggregate of any treasury stock, any acquisition intangibles or

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other  intangible  assets and any obligations due from  stockholders,  employees and/or affiliates.

         "Term Loan" means a credit accommodation in the original principal amount of $5,855,000.00, as more fully described in Section 2.1 hereof.

         "Term Note" means a promissory note executed by Borrower to evidence the Term Loan, substantially in the form of Exhibit B, attached hereto.

                                   ARTICLE II
                                   THE CREDITS
         Section 2.1.   Term Loan.

         (a) Term Loan. Bank agrees to make the Term Loan to Borrower in the original principal amount of FIVE MILLION EIGHT HUNDRED FIFTY-FIVE THOUSAND DOLLARS ($5,855,000.00), the proceeds of which shall be used to consolidate and refinance the outstanding principal balances of Term Loans A, B and C granted under the Prior Agreement.

         Borrower's obligation to repay the Term Loan shall be evidenced by the Term Note, all terms of which are incorporated herein by this reference.

         (b) Repayment. The principal amount of the Term Loan shall be repaid in accordance with the provisions of the Term Note.

         (c) Prepayment. Borrower may prepay principal on the Term Loan solely in accordance with the provisions of the Term Note.

         (d) Interest. The outstanding principal balance of the Term Loan shall bear interest at a rate(s) per annum as set forth in the Term Note.

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         (e)  Term  Loan   Commitment   Fee.   Borrower  shall  pay  to  Bank  a
non-refundable commitment fee for the Term Loan equal to one-percent (1.00%) of the original principal amount of the Term Loan, which commitment fee shall be due and payable in full on the date of execution hereof.

          Section 2.2.  LINE OF CREDIT.

         (a) Line of Credit. Subject to the terms and conditions of this Agreement, Bank hereby agrees to make advances to Borrower from time to time up to and including June 30, 1997, not to exceed at any time the aggregate principal amount of TEN MILLION DOLLARS ($10,000,000.00) ("Line of Credit"), the proceeds of which shall be used to assist with working capital requirements. Borrower's obligation to repay advances under the Line of Credit shall be evidenced by the Line of Credit Note.

         (b) Borrowing and Repayment. Borrower may from time to time during the term of the Line of Credit borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all the limitations, terms and conditions contained herein; provided however, that the total outstanding borrowings under the Line of Credit (whether as advances, Letters of Credit or Foreign Exchange Contracts) shall not at any time exceed the maximum principal amount available thereunder, as set forth in this Agreement. In the event of acceleration by Bank of the indebtedness owed to Bank by Edna Valley Vineyard, Borrower hereby authorizes and instructs Bank to advance under the Line of Credit an amount equal to the amount due from Borrower to Edna Valley Vineyard (the "EVV Payable") and apply such amount to such indebtedness.

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         (c)  Letter of Credit  Subfeature.  As a  subfeature  under the Line of
Credit, Bank agrees from time to time up to and including June 30, 1997, to issue for the account of Borrower commercial letters of credit for the purpose of financing imported wine inventory and wine barrels (each individually a "Letter of Credit" and collectively "Letters of Credit"); provided however, that the form and substance of each Letter of Credit shall be subject to approval by Bank, in its sole discretion; and provided further that the aggregate principal amount of all outstanding Letters of Credit shall at no time exceed TWO HUNDRED SEVENTY FIVE THOUSAND AND NO/100 DOLLARS ($275,000.00). Each Letter of Credit shall be issued for a term as designated by Borrower; provided however, that no Letter of Credit shall have an expiration date subsequent to September 30, 1997. The outstanding amount of all Letters of Credit shall be reserved under the Line of Credit and shall not be available for advances thereunder. Each Letter of Credit shall be subject to the terms and conditions of this Agreement, the Letter of Credit Agreement and related documents, if any, required by Bank in connection with the issuance of such Letter of Credit. Each draft paid by Bank under a Letter of Credit shall be deemed an advance under the Line of Credit and shall be repaid by Borrower in accordance with the terms and conditions of this Agreement applicable to such advances; provided however, that if the Line of Credit is not available, for any reason whatsoever, at the time any draft is paid by Bank, then the full amount of such draft shall be immediately due and payable, together with interest thereon, from the date such amount is paid by Bank to the date such amount is

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fully repaid by Borrower,  at the rate of interest  applicable to advances under the Line of Credit. In such event, Borrower agrees that Bank, at Bank's sole discretion, may debit Borrower's deposit account with Bank for the amount of any such draft.

         (d) Borrowing Base. Notwithstanding any other provision of this Agreement, the aggregate amount of all outstanding borrowings (whether as advances or Letters of Credit) under the Line of Credit shall not at any time exceed a maximum of (i) eighty percent (80%) of Borrower's assigned eligible accounts receivable, as determined by Bank upon receipt and review of such collateral reports and other documents as Bank may require; plus (ii) fifty-five percent (55%) of the value of Borrower's bulk wine inventory with value determined in accordance with Bank's crush report; plus (iii) fifty percent (50%) of the average FOB price of bottled domestic wine, but not to exceed $50.00 per case; plus (iv) fifty percent (50%) of the value of bottled imported wine, with such value limited to not more than $1,500,000.00 and defined as the lower of cost or market value (in all instances, exclusive of work in process and inventory which is obsolete, unsalable or damaged, as determined by Bank upon receipt and review of said collateral reports and other documents); less
(v) the amount from time to time owed by Borrower to Edna Valley Vineyard. In no event shall the outstanding principal balance of advances against inventory exceed NINE MILLION THREE HUNDRED THOUSAND DOLLARS ($9,300,000.00).

         Borrower acknowledges that the foregoing advance rate against eligible accounts receivable was established by Bank with

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the  understanding  that,  among other  items,  the  aggregate  of all  returns, rebates,  discounts,  credits and allowances for the immediately preceding three
(3) months at all times shall be less than five percent (5%) of Borrower's gross sales for said period. If such dilution of Borrower's accounts for the immediately preceding three (3) months at any time exceeds five percent (5%) of Borrower's gross sales for said period, or if there at any time exists any other matters, events, conditions or contingencies which Bank reasonably believes may affect payment of any portion of Borrower's accounts, Bank, in its sole discretion, may reduce said advance rate to a percentage appropriate to reflect such additional dilution and/or establish additional reserves against Borrower's eligible accounts receivable.

         As used herein, "eligible accounts receivable" shall consist solely of trade accounts which have been created in the ordinary course of Borrower's business and upon which Borrower's right to receive payment is absolute and not contingent upon the fulfillment of any condition whatsoever, and shall not include:

              (i) any  account  which  is past due more  than  twice  Borrower's standard selling terms;

             (ii) any  account  for which  there  exists  any  right of  setoff, defense or discount (except regular discounts allowed in the ordinary course of business to promote prompt payment) or for which any defense or counterclaim has been asserted;

            (iii) any account  which  represents  an obligation  of any state or municipal government or of the United

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                  States government or any political subdivision thereof (except accounts which represent obligations of the United States government and for which Bank's forms N-138 and N-139 have been duly executed and acknowledged);

             (iv) any  account  which  represents  an  obligation  of an account debtor located in a foreign country;

              (v) any  account  which  arises  from  the  sale  or  lease  to or performance of services for, or represents an obligation of, an employee, affiliate, partner, parent or subsidiary of Borrower;

             (vi) that  portion  of any  account  which  represents  interim  or progress billings or retention rights on the part of the account debtor;

            (vii) any account  which  represents  an  obligation  of any account debtor when twenty percent (20%) or more of Borrower's accounts from such account debtor are not eligible pursuant to
                  (i) above;

           (viii) that portion of any account from an account debtor which represents the amount by which Borrower's total accounts from said account debtor exceeds twenty-five percent (25%) of Borrower's total accounts; except for accounts from Pastornak Wine Imports which represents the amount by which Borrower's total accounts from Pastornak Wine Imports exceeds fifty percent (50%) of Borrowers total accounts;

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             (ix) any account  deemed  ineligible by Bank when Bank, in its sole discretion, deems the creditworthiness or financial condition of the account debtor, or the industry in which the account debtor is engaged, to be unsatisfactory.

         Section 2.3.  INTEREST/FEES - LINE OF CREDIT.

         (a) Line of Credit. The outstanding principal balance of the Line of Credit, or such portions thereof as Borrower shall designate, shall bear interest at the rate(s) of interest set forth in the Line of Credit Note.

         (b) Unused Commitment Fee. Borrower shall pay to Bank a fee equal to one quarter of one percent (.25%) per annum (computed on the basis of a 360 day year, actual days elapsed) on the average daily unused amount of the Line of Credit, which fee shall be calculated on a monthly basis by Bank and shall be due and payable by Borrower in arrears within five (5) days after each billing is sent by Bank.

         (c) Charges; Illegality. Borrower shall pay to Bank all costs for the accounts receivable and inventory audits.

         (d) Audit Fees. Borrower shall pay to Bank all costs for accounts receivable and inventory audits.

         (e) Letter of Credit Fees. Borrower shall pay to Bank fees upon the issuance or amendment of each Letter of Credit and upon the payment by Bank of each draft under any Letter of Credit determined in accordance with Bank's standard fees and charges in effect at the time any Letter of Credit is issued or amended or any draft is paid.

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         Section 2.4. COMPUTATION OF INTEREST.  Interest on the Credits shall be computed on the basis of a 360-day year, actual days elapsed and shall be payable at the times and places set forth in the Notes.

         Section 2.5. PAYMENT OF PRINCIPAL/INTEREST/FEES. Bank shall, and Borrower hereby authorizes Bank to, debit any demand deposit account of Borrower with Bank for all payments of principal, interest and fees as they become due on any of the Credits. Should, for any reason whatsoever, the funds in any such demand deposit account be insufficient to pay all principal, interest and/or fees when due, Borrower shall immediately upon demand remit to Bank the full amount of any such deficiency.

         Section 2.6. COLLATERAL. As security for all indebtedness of Borrower to Bank pursuant to this Agreement, Borrower grants to Bank (i) security interests of first priority in all Borrower's crops, farm products, equipment, accounts receivable, general intangibles (including without limitation, trademarks and trade names), other rights to payment, inventory and fixtures and all proceeds of the foregoing; (ii) a lien of first priority on that certain real property on the Chalone Winery located at Stone Wall Canyon Road, Monterey, California; (iii) a lien of a first priority on Borrower's leasehold estate on the Acacia Winery located at 2750 Las Amigas Road, Napa, California and ownership interest in the improvements thereon; and (iv) a lien of first priority on the Carmenet Vineyard located at 1700 Moon Mountain Road, Sonoma, California. In addition, Borrower shall grant Bank a lien of second priority on real property located at Los Amigos Vineyard, purchased in April, 1996 from Beckstoffer Vineyards and

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located  adjacent to the Acacia Winery.  All of the foregoing shall be evidenced by and subject to the terms of such documents as Bank shall reasonably require, all in form and substance satisfactory to Bank. Borrower shall execute such further documentation as Bank may from time to time require to further evidence or perfect any security interest or lien on the collateral hereinabove described. Borrower shall reimburse Bank, immediately upon demand, for all costs and expenses incurred by Bank in connection with any of the foregoing security, including without limitation filing and recording fees and costs of appraisals, audits and title insurance.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         Borrower makes the following representations and warranties to Bank, which representations and warranties shall survive the execution of this Agreement and shall continue in full force and effect until the full and final payment, and satisfaction and discharge, of all obligations of Borrower to Bank subject to this Agreement.

         Section 3.1. LEGAL STATUS. Borrower is a corporation duly organized and existing and in good standing under the laws of the State of California, and is qualified or licensed to do business, and is in good standing as a foreign corporation, if applicable, in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on Borrower.

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         Section 3.2.  AUTHORIZATION AND VALIDITY.  The Loan Documents have been duly authorized, and upon their execution and delivery in accordance with the provisions hereof will constitute legal, valid and binding agreements and obligations of Borrower or the party which executes the same, enforceable in accordance with their respective terms.

         Section 3.3. NO VIOLATION. The execution, delivery and performance by Borrower of each of the Loan Documents do not violate any provision of any law or regulation, or contravene any provision of its Articles of Incorporation or By-laws, or result in a breach of or constitute a default under any contract, obligation, indenture or other instrument to which Borrower is a party or by which Borrower may be bound.

         Section 3.4. LITIGATION. There are no pending, or to the best of Borrower's knowledge threatened, actions, claims, investigations, suits or proceedings before any governmental authority, arbitrator, court or administrative agency which may adversely affect the financial condition or operation of Borrower other than those disclosed by Borrower to Bank in writing prior to the date hereof.

         Section 3.5. CORRECTNESS OF FINANCIAL STATEMENT. The financial statement of Borrower dated June 30, 1996 heretofore delivered by Borrower to Bank is complete and correct and presents fairly the financial condition of Borrower; discloses all liabilities of Borrower that are required to be reflected or reserved against under generally accepted accounting principles, whether liquidated or unliquidated, fixed or contingent; and has been prepared in accordance with generally accepted accounting

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principles  consistently  applied.  Since the date of such  financial  statement there has been no material adverse change in the financial condition of Borrower, nor has Borrower mortgaged, pledged or granted a security interest or encumbered any of its assets or properties except as disclosed by Borrower to Bank in writing prior to the date hereof or as permitted by this Agreement.

         Section 3.6. INCOME TAX RETURNS. Borrower has no knowledge of any pending assessments or adjustments of its income tax payable with respect to any year.

         Section 3.7. NO SUBORDINATION. There is no agreement, indenture, contract or instrument to which Borrower is a party or by which Borrower may be bound that requires the subordination in right of payment of any of Borrower's obligations subject to this Agreement to any other obligation of Borrower.

         Section 3.8. PERMITS, FRANCHISES. Borrower possesses, and will hereafter possess, all permits, memberships, franchises, contracts and licenses required and all trademark rights, trade names, trade name rights, patents, patent rights and fictitious name rights necessary to enable it to conduct the business in which it is now engaged without conflict with the rights of others.

         Section 3.9. ERISA. Borrower is in compliance in all material respects with all applicable provisions of ERISA; Borrower has not violated any provision of any defined employee pension benefit plan (as defined in ERISA) maintained or contributed to by Borrower (each, a "Plan"); no Reportable Event as defined in ERISA has occurred and is continuing with respect

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to any  Plan  initiated  by  Borrower;  Borrower  has  met its  minimum  funding requirements under ERISA with respect to each Plan; and each Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents and under generally accepted accounting principles.

         Section 3.10. OTHER OBLIGATIONS. Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

         Section 3.11. ENVIRONMENTAL MATTERS. Except as disclosed by Borrower to Bank in writing prior to the date hereof, Borrower is in compliance in all material respects with all applicable environmental, hazardous waste, health and safety statutes and regulations governing its operations and/or properties, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA), the Superfund Amendments and Reauthorization Act of 1986 (SARA), the Federal Resource Conservation and
Recovery Act of 1976, the Federal Toxic Substances Control Act and the California Health and Safety Code. None of the operations of Borrower is the subject of any federal or state investigation evaluating whether any remedial action involving a material expenditure is needed to respond to a release of any toxic or hazardous waste or substance into the environment. Borrower has no material contingent liability in connection with any release of any toxic or hazardous waste or substance into the environment.

         Section 3.12. REAL PROPERTY COLLATERAL. Except as disclosed by Borrower to Bank in writing prior to the date

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hereof, with respect to any real property collateral required hereby:

         (a) All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, and rents (if any) which previously became due and owing in respect thereof have been paid as of the date hereof.

         (b) There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to any such lien) which affect all or any interest in any such real property and which are or may be prior to or equal to the lien thereon in favor of Bank.

         (c) None of the improvements which were included for purpose of determining the appraised value of any such real property lies outside of the boundaries and/or building restriction lines thereof, and no improvements on adjoining properties materially encroach upon any such real property.

         (d) There is no pending, or to the best of Borrower's knowledge threatened, proceeding for the total or partial condemnation of all or any portion of any such real property, and all such real property is in good repair and free and clear of any damage that would materially and adversely affect the value thereof as security and/or the intended use thereof.

                                   ARTICLE IV
                                   CONDITIONS

         Section 4.1. CONDITIONS OF INITIAL EXTENSION OF CREDIT. The obligation of Bank to grant any of the Credits is subject to

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the fulfillment to Bank's satisfaction of all of the following conditions:

         (a) Approval of Bank Counsel. All legal matters incidental to the granting of each of the Credits shall be satisfactory to counsel of Bank.

         (b) Documentation. Bank shall have received, in form and substance satisfactory to Bank, each of the following, duly executed:

              (i) This Agreement and the Notes.
             (ii) Acknowledgment of Security Interest.
            (iii) Waiver of Landlord.
             (iv) Security Agreement (Equipment & Fixtures).
              (v) Security Agreement (Farm Products & Timber).
             (vi) Security Agreement - Rights to Payment and
                  Inventory.
            (vii) Consent by Lessor of Real Property.
           (viii) Amended and Restated Deed of Trust.
             (ix) Such other  documents  as Bank may require  under any other section of this Agreement.

         (c) Insurance. Borrower shall have delivered to Bank evidence of insurance coverage on all Borrower's property, covering risks, in amounts, issued by companies and in form and substance satisfactory to Bank, and where required by Bank, with loss payable endorsements in favor of Bank.

         (d) Financial Condition. There shall have been no material adverse change, as determined by Bank, in the financial condition or business of Borrower, nor any material decline, as determined by Bank, in the market value of any collateral required hereunder or a substantial or material portion of the assets of Borrower.

         Section 4.2. CONDITIONS OF EACH EXTENSION OF CREDIT. The obligation of Bank to make each extension of credit requested by


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Borrower hereunder shall be subject to the fulfillment to Bank's satisfaction of each of the following conditions:

         (a) Compliance. The representations and warranties contained herein shall be true on and as of the date of the signing of this Agreement and on the date of each extension of credit by Bank pursuant hereto, with the same effect as though such representations and warranties had been made on and as of each such date, and on each such date, no Event of Default as defined herein, and no condition, event or act which with the giving of notice or the passage of time or both would constitute such an Event of Default, shall have occurred and be continuing or shall exist.

         (b) Documentation. Bank shall have received all additional documents which may be required in connection with such extension of credit.

                                    ARTICLE V
                              AFFIRMATIVE COVENANTS

         Borrower covenants that so long as any of the Credits remain available or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower shall:

         Section 5.1. PUNCTUAL PAYMENTS. Punctually pay the interest and principal on each of the Loan Documents requiring any such payments at the times and place and in the manner specified therein, and any fees or other liabilities due under any of the Loan Documents at the times and place and in the manner specified therein.

         Section 5.2. ACCOUNTING RECORDS. Maintain adequate books and records in accordance with generally accepted accounting principles consistently applied, and permit any representative of Bank, at any reasonable time, to inspect, audit and examine such books and records, to make copies of the same, and to inspect the properties of Borrower.

         Section  5.3.  FINANCIAL  STATEMENTS.   Provide  to  Bank  all  of  the
following, in form and detail satisfactory to Bank:

         (a) not later than 120 days after and as of the end of each fiscal year, an audited, unqualified financial statement of Borrower, prepared by a certified public accountant acceptable to Bank, to include balance sheet, income statement and statement of cash flow and all footnotes;

         (b) not later than 45 days after and as of the end of each month, a financial statement of Borrower, prepared by Borrower and signed by either the Chief Financial Officer or the Controller, to include balance sheet, income statement and statement of cash flows, all in form and substance acceptable to Bank;

         (c) not later than 30 days after and as of the end of each month, an aged listing of accounts receivable and accounts payable, and of reconciliation of accounts (Bank form CMS-505), together with an inventory designation statement;

         (d) not later than 45 days after and as of the end of each quarter, an inventory report listing inventory by winery;

         (e) from time to time such other information as Bank may reasonably request.

         Section 5.4. COMPLIANCE. Maintain all licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of its business; conduct its business in an orderly and regular manner; and comply with the provisions of all documents pursuant to which Borrower is organized and/or which govern Borrower's continued existence and with the requirements of all laws, rules, regulations and orders of any governmental authority applicable to Borrower or its business.

         Section 5.5. INSURANCE. Maintain and keep in force insurance of the types and in amounts customarily carried in lines of business similar to Borrower's, including but not limited to fire, extended coverage, public liability, property damage and workers, compensation, carried with companies and in amounts satisfactory to Bank, and deliver to Bank from time to time at Bank's request schedules setting forth all insurance then in effect.

         Section 5.6. FACILITIES. Keep all Borrower's properties useful or necessary to Borrower's business in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that Borrower's properties shall be fully and efficiently preserved and maintained.

         Section 5.7. TAXES AND OTHER LIABILITIES. Pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real or personal and including federal and state income taxes, except such as Borrower may in good faith contest or as to which a bona fide dispute may arise, provided provision is made to the satisfaction of Bank for eventual payment thereof in the event that it is found that the same is an obligation of Borrower.

         Section 5.8. LITIGATION. Promptly give notice in writing to Bank of any litigation pending or threatened against Borrower in excess of $500,000.00.

         Section 5.9. FINANCIAL CONDITION. Maintain Borrower's financial condition as follows using generally accepted accounting principles consistently applied and used consistently with prior practices, except to the extent otherwise set forth in this Agreement:

         (a) Current Ratio not at any time less than 1.50 to 1.0, with "Current Ratio" defined as in Article I.

         (b) Tangible Net Worth plus Subordinated Debt not at any time less than $48,000,000.00, with "Tangible Net Worth" and "Subordinated Debt" defined as in
Article I.

         (c) Total Liabilities divided by Tangible Net Worth plus Subordinated Debt not at any time greater than .65 to 1.0, with "Total Liabilities" defined as the aggregate of current liabilities and non-current liabilities less subordinated debt, and with "Tangible Net Worth" defined as in Article I.

         (d) EBITDA  Coverage  Ratio not less than 1.5 to 1.0 on a rolling  four
(4) quarter basis, determined as of each fiscal quarter end with EBITDA Coverage Ratio defined as in Article I.

         (e) Fiscal year end pre-tax income not less than $100,000.00 determined as of each fiscal year end.

         (f) 12 Month Sales (defined as bona fide arms length sales of finished cased goods on a trailing twelve (12) month basis) not less than 200,000 cases, determined as of the last day of each month.

         Section 5.10. NOTICE TO BANK.  Promptly (but in no event more than five
(5) days after the occurrence of each such event or matter) give written notice to Bank in reasonable detail of:

         (a) the occurrence of any Event of Default, or any condition, event or act which with the giving of notice or the passage of time or both would constitute such an Event of Default; (b) any change in the name or the organizational structure of Borrower; (c) the occurrence and nature of any Reportable Event or Prohibited Transaction, each as defined in ERISA, or any funding deficiency with respect to any Plan; or (d) any termination or cancellation of any insurance policy which Borrower is required to maintain, or any uninsured or partially uninsured loss through liability or property damage, or through fire, theft or any other cause affecting Borrower's property in excess of an aggregate of $500,000.00.

                                   ARTICLE VI
                               NEGATIVE COVENANTS

         Borrower further covenants that so long as any of the Credits remains available or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower will not without the prior written consent of Bank:

         Section 6.1. USE OF FUNDS. Use any of the proceeds of any of the Credits except for the purposes stated in Article II hereof.

         Section 6.2. CAPITAL EXPENDITURES. Make any additional investment in fixed assets in excess of an aggregate of $5,800,000.00 in fiscal year ending December 31, 1996 and $2,700,000.00 in any fiscal year thereafter.

         Section 6.3. OTHER INDEBTEDNESS. Create, incur, assume or permit to exist any indebtedness or liabilities resulting from borrowings, loans or advances, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, except (a) liabilities of Borrower to Bank; (b) any other liabilities of Borrower existing as of, and disclosed to Bank in writing prior to, the date hereof; (c) financing for Canoe Ridge Winery, LLC and CanoeCo Partners not to exceed $1,500,000.00 in aggregate; and (d) indebtedness in the principal amount of $1,000,000.00 incurred to purchase land contiguous to the Acacia Vineyard.

         Section 6.4. LOANS, ADVANCES, INVESTMENTS. Make any loans or advances to or investments in any person or entity, except for Borrower's investments to date in Edna Valley Vineyards, CanoeCo Partners, Canoe Ridge Winery, LLC, Borrower's investment in Duhart-Milon and loans, advances or investments required in accordance with Joint Venture Agreements of Edna Valley Vineyards and CanoeCo Partners existing as of the date hereof.

         Section 6.5. PLEDGE OF ASSETS. Mortgage, pledge, grant or permit to exist a security interest in, or lien upon, all or any portion of Borrower's assets now owned or hereafter acquired, except (a) any of the foregoing in favor of Bank; (b) any of the foregoing which is existing as of, and disclosed to Bank in writing prior to, the date hereof;
(c) liens granted in connection with capitalized leases entered into by Borrower in the ordinary course of business; and (d) a lien on the land contiguous to the Acacia Vineyard to secure the indebtedness described in 6.3(d) above.

                                   ARTICLE VII
                                EVENTS OF DEFAULT

         Section 7.1. The occurrence of any of the following shall constitute an "Event of Default" under this Agreement:

         (a) Borrower shall fail to pay when due any principal, interest, fees or other amounts payable under any of the Loan Documents.

         (b) Any financial statement or certificate furnished to Bank in connection with this Agreement or any representation or warranty made by Borrower hereunder shall prove to be false, incorrect or incomplete in any material respect when furnished or made.

         (c) Any default in the performance of or compliance with any obligation, agreement or other provision contained herein (other than those referred to in subsections (a) and (b) above), and with respect to any such default which by its nature can be cured, such default shall continue for a period of twenty (20) days from its occurrence.

         (d) Any default in the payment or performance of any obligation, or any defined event of default, under the terms of any contract or instrument (other than any of the Loan Documents) pursuant to which Borrower or Edna Valley Vineyards has incurred any debt or other liability to any person or entity, including Bank.

         (e) Any default in the payment or performance of any obligation, or any defined event of default, under any of the Loan Documents other than this Agreement.

         (f) The filing of a notice of judgment lien against Borrower; or the recording of any abstract of judgment against Borrower in any county in which Borrower has an interest in real property; or the service of a notice of levy and/or of a writ of attachment or execution, or other like process, against the assets of Borrower; or the entry of a judgment against Borrower.

         (g) Borrower shall become insolvent, or shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, or shall generally fail to pay its debts as they become due, or shall make a general assignment for the benefit of creditors; Borrower shall file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Code, or under any state or federal law granting relief to debtors, whether now or hereafter in effect; or any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Borrower, or Borrower shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition; or Borrower shall be adjudicated a bankrupt, or an order for relief shall be entered by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors.

         (h) There shall exist or occur any event or condition which Bank in good faith believes impairs, or is substantially likely to impair, the prospect of payment or performance by Borrower of its obligations under any of the Loan Documents.

         (i) The dissolution or liquidation of Borrower; or Borrower, or any of its directors, stockholders or members, shall take action seeking to effect the dissolution or liquidation of Borrower.

         Section 7.2. REMEDIES. If an Event of Default shall occur, (a) any indebtedness of Borrower under any of the Loan Documents, any term thereof to the contrary notwithstanding, shall at Bank's option and without notice become immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are hereby expressly waived by Borrower; (b) the obligation, if any, of Bank to permit further borrowings hereunder shall immediately cease and terminate; and (c) Bank shall have all rights, powers and remedies available under each of the Loan Documents, or accorded by law, including without limitation the right to resort to any or all security for any of the Credits and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law. All rights, powers and remedies of Bank in connection with each of the Loan Documents may be exercised at any time by Bank and from time to time after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         Section 8.1. NO WAIVER. No delay, failure or discontinuance of Bank in exercising any right, power or remedy under any of the Loan Documents shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Bank of any breach of or default under any of the Loan Documents must be in writing and shall be effective only to the extent set forth in such writing.

         Section 8.2. NOTICES. All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to each party at the following address:

         BORROWER:         THE CHALONE WINE GROUP, LTD.
                                    621 Airport Road
                                    Napa, CA 94558
                                    Attention: William Hamilton, EVP & CFO

         BANK:             WELLS FARGO BANK, NATIONAL ASSOCIATION
                                    One Kaiser Plaza, Suite 850
                                    Oakland, CA 94612
                                    Attention:  Brian O'Melveny, VP


or to such other address as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (a) if sent by hand delivery, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

         Section 8.3. COSTS, EXPENSES AND ATTORNEYS' FEES. Borrower shall pay to Bank immediately upon demand the full amount of all costs and expenses, including reasonable attorneys, fees (to include outside counsel fees and all allocated costs of Bank's in-house counsel), incurred by Bank in connection with
(a) the negotiation and preparation of this Agreement and each other of the Loan Documents, Bank's continued administration hereof and thereof, and the preparation of amendments and waivers hereto and thereto, (b) the enforcement of Bank's rights and/or the collection of any amounts which become due to Bank under any of the Loan Documents, and (c) the prosecution or defense of any action in any way related to any of the Loan Documents, including without limitation any action for declaratory relief.

         Section 8.4. SUCCESSORS, ASSIGNMENT. This Agreement shall be binding on and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that Borrower may not assign or transfer its interest hereunder without the prior written consent of Bank. Bank reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Bank's rights and benefits under each of the Loan Documents. In connection therewith, Bank may disclose all documents and information which Bank now has or may hereafter acquire relating to any of the Credits, Borrower or its business, or any collateral required hereunder.

         Section 8.5. ENTIRE AGREEMENT, AMENDMENT. This Agreement and each other of the Loan Documents constitute the entire agreement between Borrower and Bank with respect to the Credits and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter hereof. This Agreement may be amended or modified only by a written instrument executed by each party hereto.

         Section 8.6. NO THIRD PARTY BENEFICIARIES. This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other of the Loan Documents to which it is not a party.

         Section 8.7. TIME. Time is of the essence of each and every provision of this Agreement and each other of the Loan Documents.

         Section 8.8. SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.

         Section 8.9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, except to the extent that Bank has greater rights or remedies under Federal law, whether as a national bank or otherwise, in which case such choice of California law shall not be deemed to deprive Bank of such rights and remedies as may be available under Federal law.

         SECTION 8.10. ARBITRATION.

         (a) Arbitration. Upon the demand of any party, any Dispute shall be resolved by binding arbitration (except as set forth in (e) below) in accordance with the terms of this Agreement. A "Dispute" shall mean any action, dispute, claim or controversy of any kind, whether in contract or tort, statutory or common law, legal or equitable, now existing or hereafter arising under or in connection with, or in any way pertaining to, this Agreement and the other Loan Documents, or any past, present or future extensions of credit and other activities, transactions or obligations of any kind related directly or indirectly to this Agreement or any of the Loan Documents, including without limitation, any of the foregoing arising in connection with the exercise of any self-help, ancillary or other remedies pursuant to this Agreement or any of the Loan Documents. Any party may by summary proceedings bring an action in court to compel arbitration of a Dispute. Any party who fails or refuses to submit to arbitration following a lawful demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any Dispute.

         (b) Governing Rules. Arbitration proceedings shall be administered by the American Arbitration Association ("AAA") or such other administrator as the parties shall mutually agree upon in accordance with the AAA Commercial Arbitration Rules. All

Disputes submitted to arbitration shall be resolved in accordance with the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the Documents. The arbitration shall be conducted at a location in California selected by the AAA or other administrator. If there is any inconsistency between the terms hereof and any such rules, the terms and procedures set forth herein shall control. All statutes of limitation applicable to any Dispute shall apply to any arbitration proceeding. All discovery activities shall be expressly limited to matters directly relevant to the Dispute being arbitrated. Judgment upon any award rendered in an arbitration may be entered in any court having jurisdiction; provided however, that nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. ss.91 or any similar applicable state law.

         (c) No Waiver; Provisional Remedies, Self-Help and Foreclosure. No provision hereof shall limit the right of any party to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies, including without limitation injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver, from a court of competent jurisdiction before, after or during the pendency of any arbitration or other proceeding. The exercise of any such remedy shall not waive the right of any party to compel arbitration or reference hereunder.

         (d) Arbitrator Qualifications and Powers; Awards. Arbitrators must be active members of the California State Bar or retired judges of the state or federal judiciary of California, with expertise in the substantive law applicable to the subject matter of the Dispute. Arbitrators are empowered to resolve Disputes by summary rulings in response to motions filed prior to the final arbitration hearing. Arbitrators (i) shall resolve all Disputes in accordance with the substantive law of the state of California, (ii) may grant any remedy or relief that a court of the state of California could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award, and (iii) shall have the power to award recovery of all costs and fees, to impose sanctions and to take such other actions as they deem necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the California Rules of Civil Procedure or other applicable law. Any Dispute in which the amount in controversy is $5,000,000 or less shall be decided by a single arbitrator who shall not render an award of greater than $5,000,000 (including damages, costs, fees and expenses). By submission to a single arbitrator, each party expressly waives any right or claim to recover more than $5,000,000. Any Dispute in which the amount in controversy exceeds $5,000,000 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations.

         (e) Judicial Review. Notwithstanding anything herein to the contrary, in any arbitration in which the amount in controversy exceeds $25,000,000, the arbitrators shall be required to make specific, written findings of fact and conclusions of law. In such arbitrations
(A) the arbitrators shall not have the power to make any award which is not supported by substantial evidence or which is based on legal error, (B) an award shall not be binding upon the parties unless the findings of fact are supported by substantial evidence and the conclusions of law are not erroneous under the substantive law of the state of California, and (C) the parties shall have in addition to the grounds referred to in the Federal Arbitration Act for vacating, modifying or correcting an award the right to judicial review of (1) whether the findings of fact rendered by the arbitrators are supported by substantial evidence, and (2) whether the conclusions of law are erroneous under the substantive law of the state of California. Judgment confirming an award in such a proceeding may be entered only if a court determines the award is supported by substantial evidence and not based on legal error under the substantive law of the state of California.

         (f) Real Property Collateral; Judicial Reference. Notwithstanding anything herein to the contrary, no Dispute shall be submitted to arbitration if the Dispute concerns indebtedness secured directly or indirectly, in whole or in part, by any real property unless (i) the holder of the mortgage, lien or security interest specifically elects in writing to proceed with the arbitration, or (ii) all parties to the arbitration waive any rights or benefits that might accrue to them by virtue of the single action rule statute of California, thereby agreeing that all indebtedness and obligations of the parties, and all mortgages, liens and security interests securing such indebtedness and obligations, shall remain fully valid and enforceable. If any such Dispute is not submitted to arbitration, the Dispute shall be referred to a referee in accordance with California Code of Civil Procedure Section 638 et seq., and this general reference agreement is intended to be specifically enforceable in accordance with said Section 638. A referee with the qualifications required herein for arbitrators shall be selected pursuant to the AAA's selection procedures. Judgment upon the decision rendered by a referee shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

         (g) Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the Dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business, by applicable law or regulation, or to the extent necessary to exercise any judicial review rights set forth herein. If more than one agreement for arbitration by or between the parties potentially applies to a Dispute, the arbitration provision most directly related to the Documents or the subject matter of the Dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of this Agreement and the Loan Documents or any relationship between the parties.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.


                                                    WELLS FARGO BANK,
THE CHALONE WINE GROUP, LTD.                          NATIONAL ASSOCIATION


By: /s/ William L. Hamilton                         By: /s/ Brian O'Melveny
  ----------------------------                          ------------------------
   William L. Hamilton                                  Brian O'Melveny
   Chief Financial Officer/                             Vice President
   Executive Vice President